EXHIBIT 99.1

Dynamic Aerospace Systems Appoints Robin Hoops as Interim Chief Financial Officer

Ann Arbor, MI - January 22,2026 -- Dynamic Aerospace Systems (“DAS”) (OTCQB:BRQL), a leading innovator in unmanned drones and aerospace technologies, today announced the appointment of Robin Hoops, CPA-CA, as Interim Chief Financial Officer.

Ms. Hoops brings more than 20 years of accounting, finance, treasury, financial reporting, audit, and senior management experience across both private and publicly traded companies in Canada and the United States. Her appointment strengthens DAS’s financial leadership as the Company continues to scale operations and advance its readiness for an NYSE uplisting, including the implementation of robust policies, procedures, internal controls, and public-company reporting infrastructure.

“Robin’s depth of experience in public company reporting, audit readiness, internal controls, and transaction support makes her an excellent fit for DAS at this stage of growth,” said Dynamic Aerospace Systems Executive Team. “Her leadership will be instrumental as we continue to build the governance, compliance, and financial systems required to support our long-term growth strategy and potential NYSE uplist.”

In her role as Interim CFO, Ms. Hoops will oversee DAS’s finance and accounting functions, including financial reporting, internal controls, treasury, budgeting and forecasting, audit coordination, and compliance with public company requirements. Her mandate includes further strengthening policies and procedures aligned with exchange listing standards and supporting the Company’s ongoing capital markets and strategic initiatives.

A Little About Robin Hoops

Robin Hoops, CPA-CA, is a highly experienced accounting and finance executive with over two decades of experience supporting private and publicly traded companies across a broad range of industries. She has led public financial reporting functions, managing end-to-end processes for annual and quarterly filings, registration statements, earnings materials, proxy statements, and investor communications. Ms. Hoops has extensive experience with technical accounting for complex transactions, including business combinations, equity compensation, leases, revenue recognition, and fair value measurements, and has established and administered equity stock plans for publicly listed companies following IPOs.

Ms. Hoops has worked closely with private equity firms and portfolio companies to convert accounting systems, implement internal controls, manage debt covenants, and execute first-year audits following acquisitions. Earlier in her career, she spent more than six years in public accounting, providing assurance services and serving in quality control and advisory roles. She is a Chartered Professional Accountant (CPA-CA), holds a Bachelor of Commerce in Accounting from the Haskayne School of Business, University of Calgary, and a Master of Science in Criminal Justice from Saint Joseph’s University. She has also completed the AICPA Core Forensic Accounting and Specialized Forensic Accounting Certificates.

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About Dynamic Aerospace Systems (DAS):

Dynamic Aerospace Systems is a Nevada-incorporated business dedicated to developing innovative aerospace technologies, with a focus on advanced drones (UAVs) for military defense and commercial applications. Committed to engineering excellence and strategic partnerships, DAS delivers reliable, high-performance solutions to meet the evolving needs of the aerospace industry. The Company’s common stock is traded on the OTCQB Market under the ticker symbol “BRQL.”

For more information about DAS, visit: https://www.dynamicaerosystems.com/investor-relations/why-dynamic

Contact Information:

Dynamic Aerospace Systems (DAS), aka BrooQLy Inc.

3753 Plaza Dr, Ann Arbor, MI 48108

Investor Relations: ir@dynamicaerosystems.com

Media Inquiries: media@dynamicaerosystems.com

Follow DAS news and updates:

X: https://x.com/DynamicAeroSys

LinkedIn: https://www.linkedin.com/company/dynamic-aerospace-systems/

BlueSky: https://bsky.app/profile/dynamicaerosys.bsky.social

Facebook: https://www.facebook.com/profile.php?id=61572730386312

StockTwits: https://stocktwits.com/symbol/BRQL

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the anticipated impact of Ms. Hoops’ appointment, the Company’s readiness for a potential NYSE uplisting, the implementation and effectiveness of policies, procedures, and internal controls, and the Company’s future growth and strategic initiatives. These statements are based on current expectations, assumptions, and estimates and involve risks and uncertainties that could cause actual results to differ materially, including but not limited to changes in market conditions, regulatory requirements, exchange listing standards, availability of capital, execution risks, and other risks detailed from time to time in the Company’s public disclosures. Dynamic Aerospace Systems undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

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